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                                                                    EXHIBIT 5.01

                                 KUTAK ROCK LLP

                                   SUITE 2900
                            717 SEVENTEENTH STREET                 ATLANTA
                                                                   CHICAGO
                          DENVER, COLORADO 80202-3329              KANSAS CITY
                                                                   LINCOLN
                                  303-297-2400                     LITTLE ROCK
                             FACSIMILE 303-292-7799                NEWPORT BEACH
                                                                   OKLAHOMA CITY
                                www.kutakrock.com                  OMAHA
                                                                   PASADENA
                                                                   RICHMOND
                                                                   SCOTTSDALE
                                                                   WASHINGTON


                                 October 4, 2002



Summit Securities, Inc.
601 West First Avenue
Spokane, WA  99201-5015

         Re: Summit Securities, Inc. Investment Certificates, Series B and Series B-1

Ladies and Gentlemen:

         We have acted as counsel to Summit Securities, Inc. (the "Company") in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-2, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by the Company of up to $50,000,000 in principal amount of Investment Certificates, Series B and Series B-1 (the "Certificates"). Such registration statement, as amended, on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the "Registration Statement."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

         In giving this opinion we assumed:

                  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
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KUTAK ROCK LLP

    October 4, 2002
    Page 2


                  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Certificates as specified in the prospectus and (iii) consideration is received for the Certificates: we are of the opinion that, when issued, the Certificates will be legally issued, fully paid and non-assessable and will be binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.


                                                 Very truly yours,

                                                 /s/ Kutak Rock LLP

                                                 Kutak Rock LLP